EXHIBIT 99

BEMIS COMPANY, INC.
One Neenah Center, 4th Floor
P.O. Box 669
Neenah, Wisconsin  54957-0669

For additional information please contact:
Melanie E. R. Miller
Vice President, Investor Relations
and Treasurer
(920) 527-5045

FOR IMMEDIATE RELEASE

BEMIS REPORTS EUROPEAN COMMISSION WILL CLOSE ITS INVESTIGATION INTO THE EUROPEAN SELF-ADHESIVE LABELSTOCK SECTOR WITH NO FURTHER ACTION

NEENAH, WISCONSIN, November 17, 2006 - Bemis Company, Inc. (NYSE-BMS) today reported that the European Commission notified the Company that it will close its investigation into the European self-adhesive labelstock sector with no further action.

Bemis Company is a major supplier of flexible packaging and pressure sensitive materials used by leading food, consumer products, manufacturing, and other companies worldwide. Founded in 1858, the Company reported 2005 net sales of $3.5 billion.  The Company’s flexible packaging business has a strong technical base in polymer chemistry, film extrusion, coating and laminating, printing and converting.  The Company’s pressure sensitive materials business specializes in adhesive technologies.  Headquartered in Neenah, Wisconsin, Bemis employs about 16,000 individuals in 56 manufacturing facilities in 10 countries around the world.  More information about the company is available at our website, www.bemis.com.